Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State of Incorporation	Doing Business As

Warwick Valley Long Distance Company, Inc.	New York
Hometown OnLine, Inc.	New York	Warwick Online
Warwick Valley Mobile Telephone Company, Inc.	New York
(inactive)

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